Exhibit 10.1
INDEMNIFICATION AGREEMENT
          THIS INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of                     , 2007, is made by and between NASH-FINCH COMPANY, a Delaware corporation (the “Company”), and                                          (“Indemnitee”), who is currently serving the Company in the capacity of a director and/or officer of the Company.
WITNESSETH:
          WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the provisions of the Bylaws requiring indemnification of Indemnitee under certain circumstances, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.
          NOW THEREFORE, in consideration of the premises and of Indemnitee’s continued services as a director and/or an officer of the Company, the Company and the Indemnitee, intending to be legally bound, do hereby agree as follows:
          1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or an officer of the Company, at the will of the Company, for so long as he or she is duly elected or appointed and qualified in accordance with the provisions of the Bylaws of the Company or until such time as he or she tenders his or her resignation in writing.
          2. Certain Definitions.
          (a) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

          (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and any appeal thereof, whether conducted or initiated by the Company, whether brought by or in the right of the Company or any subsidiary or any other party, whether civil, criminal, administrative, or investigative.
          (c) Disinterested Director: a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
          (d) Expenses: shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating and printing costs and all other disbursements or expenses of the type customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in any Claim and any expenses reasonably and actually incurred in establishing a right to indemnification under this Agreement. Expenses shall not include amounts of judgments, fines or penalties against Indemnitee.
          (e) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
          (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board (including the special independent counsel referred to in Section 5) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.
          (g) Voting Securities: any securities of the Company which vote generally in the election of directors.
          3. Basic Indemnification Arrangement.
          (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement of such Claim. Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 6, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such claim.
          (b) If so requested by Indemnitee, the Company shall advance (within ten (10) business days of such written request) all Expenses to Indemnitee (an “Expense Advance”) upon receipt by the Company of an undertaking by or on behalf of Indemnitee to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified.
          (c) Notwithstanding the foregoing, (i) the obligations of the Company under Section 3(a) and (b) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 5 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3(b) shall be subject to the condition that if, when, and to the extent that, the Reviewing Parry determines, or it is otherwise ultimately determined, that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any

Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 5 hereof. If the Board of Directors selects the Reviewing Party, the selection shall be made by a majority vote of Disinterested Directors, even though less than a quorum; in the event that a majority of Disinterested Directors so directs, the determination shall be made by independent counsel, as defined in Section 5 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Court of Chancery of Delaware, or any other court of competent jurisdiction and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.
          4. Term of Agreement. This Agreement shall continue until and terminate upon the later of (i) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the express written request of the Company; or (ii) the final termination of all pending Claims in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder.
          5. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company, for Indemnitee, or for any other party to the Claim within the last five years (other than in connection with such matters). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          6. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against all Expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within ten (10) business days of such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.
          7. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company of some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     8. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
          9. Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision), or the Company’s Bylaws, permits greater indemnification by agreement than would be afforded currently under the Company’s Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
          10. Liability Insurance. To the extent the Company maintains an insurance policy or policies for directors’ and officers’ liability, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If a Change in Control occurs while the Company has in place insurance policy or policies for directors’ and officers’ liability, the Company shall maintain such coverage at levels equal to or greater than the levels in place for directors’ and officers’ liability immediately before a Change of Control occurs. If, at the time of the receipt by the Company of a notice of a Claim pursuant to this Agreement, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in such policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
          11. Assumption of Defense; Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any action, suit, proceeding, inquiry or investigation, the Company, if appropriate, until a Change in Control it shall be entitled to assume the defense of such action, suit, proceeding, inquiry or investigation with counsel approved by Indemnitee (which approval shall not be unreasonably withheld; provided that, Indemnitee shall have the right to withhold approval if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense), and approved by the Company’s directors and officers, and the Company’s insurance carrier if, and only if, such insurance carrier is assuming the fees and expenses of such counsel, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, until a Change in Control the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit, proceeding, inquiry or investigation. Notwithstanding the foregoing, in the event the Company shall not continue to retain such counsel to defend such action, suit, proceeding, inquiry or investigation, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
          12. Amendments and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          14. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This agreement supersedes any agreement previously entered into between and by the parties pertaining to indemnification by the Company of Indemnitee under the circumstances provided for herein.

     15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     16. Limitations on Indemnification. No payment pursuant to this Agreement shall be made by the Company:
     (a) To indemnify Indemnitee for any Expenses, judgments, fines or penalties for which payment is actually made to Indemnitee under a valid and collectible insurance policy, Bylaw, contract, agreement or otherwise, except in respect of any excess beyond the amount of payment under such insurance;
     (b) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained for an accounting of profits made from the purchase or sales by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;
     (c) To indemnify Indemnitee for any Expenses, judgments, fines or penalties resulting from Indemnitee’s conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest;
     (d) Until a Change in Control, to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) as otherwise required under the applicable provisions of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or
     (e) If a court of competent jurisdiction finally determines that such payment hereunder is unlawful.
     17. Notice. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any proceeding for which indemnity will or could be sought under this agreement. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware applicable to contracts made to be performed in such state without giving effect to the principles of conflicts of laws.
     19. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the engagement or employ of the Company or any of its subsidiaries.
     IN WITNESS WHEREOF, the parties hereby have caused this Indemnification Agreement to be duly executed and signed as of the day and year first above written.

NASH FINCH COMPANY

By:

Title: President

(Sign)

(Print Name)